Exhibit 10.3

Loan No. 33-0942145

CASH MANAGEMENT AGREEMENT

THIS CASH MANAGEMENT AGREEMENT (this “Agreement”) is made as of October 4, 2017, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (together with its successors and/or assigns, “Lender”), CDOR JAX COURT, LLC, a Delaware limited liability company, CDOR ATL INDY, LLC, a Delaware limited liability company, CDOR SAN SPRING, LLC, a Delaware limited liability company (collectively, “Borrower”) and TRS ATL INDY, LLC, a Delaware limited liability company, TRS JAX COURT, LLC, a Delaware limited liability company, and TRS SAN SPRING LLC, a Delaware limited liability company (collectively, “Operating Tenant”).

Recitals

A. Pursuant to that certain Loan Agreement (the “Loan Agreement”) of even date herewith made by and between Borrower, Operating Tenant and Lender, Lender has made a loan (the “Loan”) to Borrower in the principal amount of $26,500,000 as evidenced by that certain Promissory Note dated the date hereof given by Borrower and Operating Tenant to Lender (the “Note”).

B. The Loan is secured by, among other things, the certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing and Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing (collectively, the “Security Instrument”) of even date herewith which grants to Lender, among other things, a first lien on certain real property encumbered thereby (the “Property”) and an assignment of all Rents arising with respect to the Property. The Loan Agreement, the Note, the Security Instrument and any other documents executed in connection with the Loan are, collectively, referred to herein as the “Loan Documents”.

C. Operating Tenant and Peachtree Hospitality Management, LLC, a Georgia limited liability company (the “Manager”) have entered into those certain Management Agreements, each dated as of October 1, 2015 between Operating Tenant and Manager, pursuant to which Manager has agreed to manage the Property.

D. Pursuant to the terms of that certain Deposit Account Control Agreement (Soft Lockbox) (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Deposit Account Agreement”) of even date herewith made by and among Borrower, Operating Tenant, Lender and Bank (as defined below), Borrower has established with Bank the Deposit Account (as defined below).

E. In order to fulfill certain of Borrower’s obligations under the Loan Agreement and the other Loan Documents, Borrower and Operating Tenant have agreed that (a) prior to the occurrence of a Cash Trap Event Period (defined herein) Borrower and Operating Tenant shall cause all Rents to be deposited directly into the Deposit Account and (b) upon the occurrence and during the continuance of a Cash Trap Event Period, Borrower and Operating Tenant shall cause all Rents to be deposited directly into the Deposit Account and such Rents will be disbursed from the Deposit Account to Lender or its Servicer to be applied in accordance with the terms of this Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Defined Terms.

(a) As used herein, the following capitalized terms shall have the respective meanings set forth below:

(i) “Accounts” shall mean, collectively, the Deposit Account, the Cash Management Account, the Tax Subaccount, the Insurance Subaccount, the Debt Service Subaccount, the FF&E Reserve Subaccount, the PIP Reserve Subaccount, the Excess Cash Flow Subaccount and any other account established pursuant to the terms of the Loan Documents.

(ii) “ACH System” shall mean the automated clearinghouse system.

(iii) “Bank” shall mean the Wells Fargo Bank, National Association, or any permitted successor to Bank under the terms of the Deposit Account Agreement.

(iv) “Business Day” shall mean any day other than a Saturday, Sunday or any day on which commercial banks in the State of New York or in the state where the Accounts are located are authorized or required to close.

(v) “Cash Management Account” has the meaning set forth in Section 2(b) hereof.

(vi) “Cash Trap Event Period” shall mean a period commencing upon the earlier of (i) the occurrence and continuance of an Event of Default (including, without limitation, the termination or loss of the franchise for an Individual Property) or (ii) the Debt Yield being less than 10% (tested quarterly), which such Cash Trap Event Period shall expire (y) with regard to any Cash Trap Event Period commenced in connection with clause (i) above, upon the cure (if applicable) of such Event of Default (provided that a Cash Trap Event Period has not occurred and is not continuing pursuant to clause (ii) above), or (z) with regard to any Cash Trap Event Period commenced in connection with clause (ii) above, upon the date that the Debt Yield is equal to or greater than 10.5% (provided that no Event of Default shall have occurred and be continuing during and at the time of the expiration of such period). Borrower shall have the right to cure a Cash Trap Event Period commenced in connection with clause (ii) above by prepaying the Loan in an amount which would cause the Debt Yield to be 10.5%. Any such prepayment shall be made in accordance with Section 2.7 of the Loan Agreement without payment of any Exit Fee.

(vii) “Credit Card Bank Payment Direction Letter” has the meaning set forth in Section 4(c) hereof.

(viii) “Credit Card Banks” has the meaning set forth in Section 4(c) hereof.

(ix) “Credit Card Companies” has the meaning set forth in Section 4(c) hereof.

(x) “Credit Card Company Payment Direction Letter” has the meaning set forth in Section 4(c) hereof.

(xi) “Debt Service Subaccount” has the meaning set forth in Section 2(b)(v) hereof.

(xii) “Deposit Account” shall have the meaning set forth in Section 2(a) hereof.

(xiii) “Eligible Account” shall have the meaning set forth in the Loan Agreement.

(xiv) “Event of Default” has the meaning set forth in Section 9 hereof.

(xv) “Excess Cash Flow” has the meaning set forth in Section 5(b)(viii) hereof.

(xvi) “Excess Cash Flow Subaccount” has the meaning set forth in Section 2(b)(vi) hereof.

(xvii) “FF&E Reserve Monthly Deposit” shall have the meaning set forth in the Loan Agreement.

(xviii) “FF&E Reserve Subaccount” has the meaning set forth in Section 2(b)(iii) hereof.

(xix) “Insurance Subaccount” has the meaning set forth in Section 2(b)(ii) hereof.

(xx) “Minimum Account Balance” has the meaning set forth in Section 5(a)(ii) hereof.

(xxi) “Monthly Operating Expense Amount” shall mean, collectively, (A) the monthly amount payable for Operating Expenses as set forth in the Annual Budget not otherwise paid or reserved for in the Accounts described in Sections 2(b)(i), (ii), (iii), (iv) and (v) hereof, and (B) any extraordinary expenses which are not set forth in the Annual Budget and are (x) incurred by Borrower in connection with the operation and maintenance of the Property and (y) approved by Lender.

(xxii) “PIP Reserve Monthly Deposit” shall have the meaning set forth in the Loan Agreement.

(xxiii) “PIP Reserve Subaccount” has the meaning set forth in Section 2(b)(iv) hereof.

(xxiv) “Servicer” shall mean any servicer selected by Lender in its sole and absolute discretion to service the Loan on Lender’s behalf.

(xxv) “Tax Subaccount” has the meaning set forth in Section 2(b)(i) hereof.

All terms used but not otherwise defined in this Agreement shall have the same defined meanings set forth in the Loan Agreement, unless the context otherwise requires.

2. Establishment of Accounts.

(a) Deposit Account. On or about the date hereof, Borrower or Operating Tenant shall establish accounts for each Property (individually and collectively, the “Deposit Account”) pursuant to the Deposit Account Agreement for the sole and exclusive benefit of Lender into which Borrower shall deposit, or cause to be deposited, all Rents. Upon the occurrence and during the continuance of a Cash Trap Event Period, funds on deposit in the Deposit Account shall be transferred to the Cash Management Account on a periodic basis as more particularly set forth in the Deposit Account Agreement. Borrower and Operating Tenant shall maintain the Deposit Account for the term of the Loan. Borrower’s failure to comply with the foregoing shall constitute an automatic Event of Default under this Agreement.

(b) Cash Management Account. Upon the occurrence of a Cash Trap Event Period, Lender or Servicer, on behalf of Lender, shall establish an account (the “Cash Management Account”) into which all funds in the Deposit Account shall be deposited, upon the occurrence and during the continuance of a Cash Trap Event Period, on a periodic basis as more particularly set forth in the Deposit Account Agreement. Lender or Servicer, on behalf of Lender, shall maintain on a ledger entry basis the following subaccounts of the Cash Management Account:

(i) An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited hereunder pursuant to Section 5(a) hereof for the payment of Taxes (the “Tax Subaccount”);

(ii) An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited hereunder pursuant to Section 5(a) hereof for the payment of Insurance Premiums (the “Insurance Subaccount”);

(iii) An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited hereunder pursuant to Section 5(a) hereof for the payment of the FF&E Reserve Monthly Deposit (the “FF&E Reserve Subaccount”);

(iv) An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited hereunder pursuant to Section 5(a) hereof for the payment of the PIP Reserve Monthly Deposit (the “PIP Reserve Subaccount”);

(v) An account into which Borrower shall deposit, or cause to be deposited, the sums required to be deposited hereunder pursuant to Section 5(a) hereof for the payment of interest accruing at the Default Rate and late payment charges, if any, and Debt Service payments (the “Debt Service Subaccount”);

(vi) An account into which Borrower shall deposit, or cause to be deposited, Excess Cash Flow pursuant to Section 5(b) hereof (the “Excess Cash Flow Subaccount”).

3. Account Names and Characteristics. The Accounts shall each be in the name of Borrower and/or Operating Tenant for the benefit of Lender or, in the event Lender retains a Servicer to service the Loan, the Accounts shall, at Lender’s option, be in the name of Borrower for the benefit of Servicer, as agent for Lender. Each Account shall be maintained as an Eligible Account. The Accounts shall be assigned the federal tax identification number of Operating Tenant, which number is 52-2356700. The Accounts shall, at all times during the term of this Agreement, be under the sole dominion and control of Lender, who shall have the sole right to withdraw funds from the Accounts for application in accordance with this Agreement. Borrower acknowledges and agrees that (i) neither Borrower nor Operating Tenant nor any other party claiming on behalf of, or through, Borrower or Operating Tenant shall have any right, title or interest, whether express or implied, in the Accounts or to withdraw or make use of any amounts from the Accounts, and (ii) unless required by Applicable Law, neither Borrower nor Operating Tenant shall not be entitled to any interest on amounts held in the Accounts except as expressly set forth in Article 8 of the Loan Agreement.

4. Deposits into Deposit Account.

(a) Borrower, Operating Tenant and Manager shall deposit all Rents directly into the Deposit Account within one (1) Business Day of receipt of the same. Any Rents or other income from the Property received by Borrower, Operating Tenant or Manager shall be deemed to be collateral for the Loan and shall be held in trust for the benefit, and as the property, of Lender and such amounts shall not be commingled with any other funds or property of Borrower, Operating Tenant or Manager.

(b) Commencing with the first billing statement delivered after the date hereof and for each subsequent statement delivered, Borrower, Operating Tenant and Manager shall instruct all persons and entities that maintain open accounts with Borrower, Operating Tenant or Manager or with whom Borrower, Operating Tenant or Manager does business on an “accounts receivable” basis with respect to the Property to deliver all payments due under such accounts to the Deposit Account. Neither Borrower, Operating Tenant nor Manager shall direct any such person or entity to make payments due under such accounts in any other manner.

(c) Borrower, Operating Tenant and Manager shall cause all credit card receipts to be deposited directly into the Deposit Account. Without limitation of the foregoing, Borrower shall instruct and shall continuously hereafter instruct each of the credit card banks with which Borrower has entered into agreements for the clearance of credit card receipts (collectively, “Credit Card Banks”) that all credit card receipts with respect to the Property (net of any expenses charged for such processing) cleared by such Credit Card Banks shall be transferred by such Credit Card Banks by wire transfer or the ACH System to Bank for deposit in the Deposit Account pursuant to an instruction letter in the form of Exhibit C attached hereto (a “Credit Card Bank Payment Direction Letter”). Borrower and Operating Tenant shall also instruct and shall continuously hereafter instruct each of the credit card companies with which Borrower has entered into merchants agreements (collectively, “Credit Card Companies”) that all credit card receipts with respect to the Property (net of any expenses charged for such processing) received by such Credit Card Companies shall be transferred by such Credit Card Companies by wire transfer or the ACH System to Bank for deposit in the Deposit Account pursuant to an instruction letter in the form of Exhibit D attached hereto (a “Credit Card Company Payment Direction Letter”).

(d) If, notwithstanding the provisions of this Section 4, Borrower, Operating Tenant or Manager receives any Rents or other income from the Property, then (i) such amounts shall be deemed to be collateral for the Loan and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower, Operating Tenant or Manager, and (iii) Borrower, Operating Tenant or Manager shall deposit such amounts in the Deposit Account within three (3) Business Days of receipt.

(e) In addition, Borrower, Operating Tenant and Manager shall cause all amounts payable under the Interest Rate Protection Agreement to be deposited into the Deposit Account. If, notwithstanding the provisions of this Section 4, Borrower, Operating Tenant or Manager receives any amounts payable under the Interest Rate Protection Agreement, then (i) such amounts shall be deemed to be collateral for the Loan and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower, Operating Tenant or Manager, and (iii) Borrower, Operating Tenant or Manager shall deposit such amounts in the Deposit Account within one (1) Business Day of receipt.

(f) Upon Lender’s request from time to time, Borrower or Operating Tenant shall provide a written statement to Lender itemizing any amounts deposited in the Deposit Account by Borrower or Manager for the period covered by Lender’s request and such supporting documentation as Lender may reasonably require.

5. Deposits; Disbursements.

(a) Deposits.

(i) Borrower shall make or cause to be made such deposits into the Accounts as may be required by the Loan Agreement and this Agreement. Borrower hereby acknowledges and agrees that Lender shall have the right, at its option, upon the occurrence and during the continuance of a Cash Trap Event Period, to deliver written notice to Bank directing Bank to disburse all available funds then and thereafter on deposit in the Deposit Account to the Cash Management Account. In the event that such written notice is given by Lender to Bank, when and if any such Cash Trap Event Period ceases to be continuing, Lender shall give written notice to Bank directing Bank to cease disbursing all available funds then and thereafter on deposit in the Deposit Account to the Cash Management Account.

(ii) Borrower agrees to, promptly upon the occurrence of a Cash Trap Event Period and establishment of the Cash Management Account, deposit the sum of $5,000 into the Cash Management Account (the “Minimum Account Balance”). Notwithstanding anything to the contrary contained herein, Borrower hereby covenants and agrees to cause the Minimum Account Balance to be maintained in the Cash Management Account at all times during the continuance of a Cash Trap Event Period until the Loan is paid in full.

(b) Disbursements. Upon the occurrence and during the continuance of a Cash Trap Event Period, Lender or Servicer, on behalf of Lender, shall, on each Monthly Payment Date and provided no Event of Default has occurred and is continuing withdraw all funds, if any, on deposit in the Cash Management Account (other than the Minimum Account Balance) and disburse such funds in the following order of priority:

(i) First, the monthly amount required to be deposited pursuant to the Loan Agreement for the payment of Taxes shall be deposited in the Tax Subaccount;

(ii) Second, the monthly amount required to be deposited pursuant to the Loan Agreement for the payment of Insurance Premiums shall be deposited in the Insurance Subaccount;

(iii) Third, funds sufficient to pay any interest accruing at the Default Rate and late payment charges, if any, shall be deposited in the Debt Service Subaccount;

(iv) Fourth, funds sufficient to pay the Debt Service due on such Monthly Payment Date shall be deposited in the Debt Service Subaccount;

(v) Fifth, funds sufficient to pay the FF&E Reserve Monthly Deposit shall be deposited in the FF&E Reserve Subaccount;

(vi) Sixth, funds sufficient to pay the PIP Reserve Monthly Deposit shall be deposited in the PIP Reserve Subaccount;

(vii) Seventh, funds sufficient to pay any other amounts then due and payable under the Loan Documents (without duplication of other amounts payable pursuant to this subsection (b)), if any, shall be deposited with or as directed by Lender;

(viii) Eighth, funds sufficient to pay the Monthly Operating Expense Amount shall be disbursed to Borrower; and

(ix) Ninth, all amounts remaining in the Cash Management Account after deposits for items (i) through (viii) above (“Excess Cash Flow”), shall be deposited into the Excess Cash Flow Subaccount.

6. Withdrawals.

(a) Withdrawals From Tax Subaccount, Insurance Premium Subaccount and Debt Service Subaccount. Lender shall have the right to withdraw amounts on deposit in the Tax Subaccount to pay Taxes at the Property on or before the date Taxes are due and payable. Lender shall have the right to withdraw amounts from the Insurance Subaccount to pay Insurance Premiums on or before the date Insurance Premiums are due and payable. Lender shall have the right to withdraw amounts from the Debt Service Subaccount to pay default interest and late charges, if any, and to pay the Debt Service due on each Monthly Payment Date and any other amounts then due and payable under the Loan Documents (without duplication of other amounts payable pursuant to subsection 5(b)).

(b) Requests for Withdrawals from the FF&E Reserve Subaccount. Lender shall disburse funds on deposit in the FF&E Reserve Subaccount in accordance with the written request of Borrower or Operating Tenant approved in writing by Lender in the exercise of its reasonable discretion, such approval not to be unreasonably withheld, conditioned or delayed. Lender shall so approve provided the procedures and requirements set forth in the Loan Agreement for such withdrawal have been complied with in all respects.

(c) Requests for Withdrawals from the PIP Reserve Subaccount. Lender shall disburse funds on deposit in the PIP Reserve Subaccount in accordance with the written request of Borrower or Operating Tenant approved in writing by Lender in the exercise of its reasonable discretion, such approval not to be unreasonably withheld, conditioned or delayed. Lender shall so approve provided the procedures and requirements set forth in the Loan Agreement for such withdrawal have been complied with in all respects.

(d) Disbursements from Excess Cash Flow Subaccount. All funds in the Excess Cash Flow Subaccount shall be held as additional collateral for the Loan. Upon the termination of any Cash Trap Event Period, provided that no other Cash Trap Event Period has occurred and is continuing, Lender shall disburse all funds on deposit in the Excess Cash Flow Subaccount to Borrower.

(e) Sole Dominion and Control. Borrower and Operating Tenant agree that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, including Bank, subject to the terms hereof. Neither Borrower nor Manager shall have any right of withdrawal with respect to any Account except as provided in this Agreement or with the prior written consent of Lender. Lender shall have the right to control the disposition of funds in the Accounts, subject to the terms of this Agreement and the Loan Agreement, without the further consent of Borrower, Operating Tenant or Manager or any other person or entity.

(f) Deficiencies. Notwithstanding anything to the contrary herein, Borrower acknowledges that Borrower is responsible for monitoring the sufficiency of funds deposited in the Accounts and that Borrower is liable for any deficiency in available funds, irrespective of whether Borrower has received any account statement, notice or demand from Lender. If on any Monthly Payment Date during the continuance of a Cash Trap Event Period, the amount of the available funds in the Accounts is insufficient to make all of the disbursements described in subsections 5(b)(i) through (viii), inclusive, Borrower shall deposit into the Cash Management Account on or prior to such Monthly Payment Date, without the need for any notice or demand from Lender, the amount of such deficiency in immediately available funds.

(g) Disbursements to Borrower. Any disbursements to be made to Borrower or Operating Tenant pursuant to the terms of this Agreement shall be wired to the account set forth on Exhibit B attached hereto or such other account as Borrower or Operating Tenant may advise pursuant to written instructions delivered to Lender.

7. Termination of Agreement. This Agreement shall terminate upon the indefeasible payment of the Debt in full. Upon any such termination, the funds remaining in the Accounts shall be disbursed to Borrower after first deducting all amounts then currently due and owing to Lender under the Loan Agreement and the other Loan Documents.

8. Funds in Accounts as Security for the Loan. As security for full payment of the Loan and timely performance of Borrower’s obligations under this Agreement, the Loan Agreement and the other Loan Documents, Borrower and Operating Tenant hereby pledges, transfers and assigns to Lender, and grants to Lender a continuing security interest in and to the Accounts and all profits and proceeds thereof, which security interest is prior to all other liens (except Permitted Encumbrances). Borrower and Operating Tenant agrees to execute, acknowledge, deliver, file or do, at its sole cost and expense, all other acts, assignments, notices, agreements or other instruments as Lender may reasonably require in order to perfect the foregoing security interest, pledge and assignment or otherwise to fully effectuate the rights granted to Lender by this Section. Other than in connection with the Loan, Borrower has not sold or otherwise conveyed the Accounts. The Accounts constitute “deposit accounts” within the meaning of the Uniform Commercial Code of the State of New York.

9. Default.

(a) Borrower’s, Operating Tenant’s and/or Manager’s failure to timely and fully perform its obligations under this Agreement and (i) in connection with any monetary defaults by Borrower, Operating Tenant and/or Manager hereunder, if Borrower, Operating Tenant and/or Manager has not cured such monetary default within the time period provided to cure such monetary defaults, as set forth in Section 10.1(a) of the Loan Agreement, and (ii) in connection with any non-monetary defaults by Borrower, Operating Tenant and/or Manager hereunder, if Borrower, Operating Tenant and/or Manager has not cured such non-monetary defaults within the time period provided to cure non-monetary defaults, as set forth in Section 10.1(u) of the Loan Agreement, then such breach shall constitute an “Event of Default” hereunder and, if any such breach is not cured as provided herein, shall also constitute an automatic “Event of Default” under and as defined in the Loan Agreement and the other Loan Documents, and the occurrence of an “Event of Default” under and as defined in the Loan Agreement or any of the other Loan Documents shall constitute an automatic Event of Default under this Agreement.

(b) Upon the occurrence of an Event of Default under this Agreement, Lender shall have the continuing exclusive control of, and right to withdraw and apply, the funds in the Deposit Account and the Accounts to payment of any and all debts, liabilities and obligations of Borrower to Lender pursuant to or in connection with this Agreement, the Loan Agreement and the other Loan Documents, in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply funds in the Deposit Account and the Accounts shall be in addition to all other rights and remedies provided to Lender under this Agreement, the Loan Agreement and the other Loan Documents and at law or in equity as a result of Borrower’s default. Lender’s continuation of payments from the Accounts when and as contemplated by this Agreement shall not be deemed Lender’s waiver or a cure of any Event of Default by Borrower.

(c) Without in any way limiting any of Lender’s other rights and remedies hereunder or under the Loan Agreement or the other Loan Documents, upon the occurrence of an Event of Default under this Agreement, Borrower hereby acknowledges and agrees that Lender shall have the right, at its option, to deliver written notice to Bank directing Bank to disburse all available funds then and thereafter on deposit in the Deposit Account to an account designated by Lender (which account may, in Lender’s sole discretion, be the Cash Management Account) in accordance with the terms of the Deposit Account Agreement. In the event that such written notice is given by Lender to Bank, when and if any such Event of Default ceases to be continuing, Lender shall give written notice to Bank, directing Bank to cease disbursing all available funds then and thereafter on deposit in the Deposit Account to the account designated by Lender.

10. Fees and Expenses. Borrower acknowledges and agrees that it solely shall be, and shall at all times remain, liable to Lender for all customary and reasonable fees, charges, costs and expenses in connection with the Accounts, this Agreement and the enforcement hereof, including, without limitation, the reasonable fees and expenses of legal counsel to Lender and Servicer as needed to enforce, protect or preserve the rights and remedies of Lender and/or Servicer under this Agreement.

11. Miscellaneous.

(a) Notices. All notices and other communications under this Agreement will be made in writing and given in accordance with this Section. Notices are to be addressed to each party as provided below and will be deemed to have been duly given (i) on being given by hand, if such party’s receipt thereof is acknowledged in writing, (ii) one (1) Business Day after having been timely deposited for overnight delivery, fee prepaid, with any reputable overnight courier service with a reliable tracking system, (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested or (iv) on being sent by facsimile as of when confirmation of receipt is electronically recorded. Each party may establish a new address from time to time by written notice to the other given in accordance with this Section; provided, however, that no change of address will be effective until written notice thereof actually is received by the party to whom such change of address is sent. Notice to outside counsel designated by a party entitled to receive notice is for convenience only and is not required for notice to a party to be effective in accordance with this Section.

Address for Lender:	Wells Fargo Bank, National Association Wells Fargo Center 1901 Harrison Street, 2nd Floor MAC A0227-020 Oakland, California 94612 Attention: Commercial Mortgage Servicing Facsimile No.: 866-359-5352

With a copy to:	Hunton & Williams LLP 2200 Pennsylvania Avenue, N.W. Washington, D.C. 20036 Attn: Marvin Ehrlich, Esq. Facsimile: 202-778-2201

Address for Borrower:	Condor Hospitality Trust, Inc. 4800 Montgomery Lane, Suite 220 Bethesda, Maryland 20814 Attention: Jonathan J. Gantt Facsimile No.: _______________

With a copy to:	McGrath North Mullin & Kratz, PC LLO 1601 Dodge Street, Suite 3700 Omaha, Nebraska 68102 Attention: Jason Benson, Esq. Facsimile No.: (402) 952-6864

(b) Entire Agreement; Modification. This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior discussions, representations, communications and agreements (oral and written) by and among the parties hereto with respect thereto. Neither this Agreement nor any terms hereof shall be waived, modified, supplemented or terminated in any manner whatsoever, except by a written instrument signed by all parties hereto and then only to the extent expressly set forth in such writing.

(c) Binding Effect; Joint and Several Obligations. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, and permitted assigns, whether by voluntary action of the parties or by operation of law. The foregoing shall not be construed, however, to permit assignments or transfers otherwise prohibited under the Loan Agreement or the other Loan Documents. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform Borrower’s obligations under this Agreement.

(d) Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Agreement (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute a fully executed agreement even though all signatures do not appear on the same document.

(e) Unenforceable Provisions. If any provision of this Agreement is found by competent judicial authority to be invalid or unenforceable, the other provisions of this Agreement that can be carried out without the invalid or unenforceable provision will not be affected, and such invalid or unenforceable provision will be ineffective only to the extent of such invalidity or unenforceability and otherwise construed to the greatest extent possible to accomplish fairly the purposes and intentions of the parties hereto.

(f) Ambiguity; Headings and Construction of Certain Terms. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender by virtue of the fact that such document has originated with Lender as drafter.    The parties to this Agreement agree that this Agreement shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of the parties hereto. Words used in this Agreement may be used interchangeably in singular or plural form, and any pronoun shall be deemed to cover all genders. Section headings are for convenience only and shall not be used in interpretation of this Agreement. “Herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or other subdivision; and “section” refers to the entire section and not to any particular subsection, paragraph or other subdivision. Reference to days for performance shall mean calendar days unless Business Days are expressly indicated. References to the “Loan Agreement” and the other “Loan Documents” shall mean such original documents and all renewals, modifications and supplements to the foregoing.

(g) Governing Law. This Agreement shall be governed by the laws of the State of New York (without giving effect to its conflicts of law rules), except with regard to payment of checks and other items and other issues relating to the operations of the Accounts or any other account to which funds from the Accounts are transferred, which issues shall be governed by the laws of the state where the Accounts or such other account are located.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

CDOR JAX COURT, LLC, a Delaware limited liability company

By:	/s/ Jonathan J. Gantt
Name:	Jonathan J. Gantt
Title:	Vice President

CDOR ATL INDY, LLC, a Delaware limited liability company

By:	/s/ Jonathan J. Gantt
Name:	Jonathan J. Gantt
Title:	Vice President

CDOR SAN SPRING, LLC, a Delaware limited liability company

By:	/s/ Jonathan J. Gantt
Name:	Jonathan J. Gantt
Title:	Vice President

OPERATING TENANT:

TRS JAX COURT, LLC, a Delaware limited liability company

By:	/s/ Jonathan J. Gantt
Name:	Jonathan J. Gantt
Title:	Vice President

TRS ATL INDY, LLC, a Delaware limited liability company

By:	/s/ Jonathan J. Gantt
Name:	Jonathan J. Gantt
Title:	Vice President

TRS SAN SPRING, LLC, a Delaware limited liability company

By:	/s/ Jonathan J. Gantt
Name:	Jonathan J. Gantt
Title:	Vice President

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ John G. Nicol
	Name:	John G. Nicol
	Title:	Managing Director

ACKNOWLEDGED AND AGREED TO:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as cash management bank

By:	/s/ Tracey Orcutt
	Name:	Tracey Orcutt
	Title:	Vice President

EXHIBIT A

TENANT DIRECTION LETTER

[BORROWER LETTERHEAD]

[Date]

To:	[Tenant Name (“Tenant”)]
Re:	[Describe Lease (the “Lease”)]

Loan No.

Dear Tenant:

Your undersigned landlord under the Lease hereby unconditionally and irrevocably authorizes, directs and instructs you, effective immediately, to send all payments of rent due under the Lease (including without limitation base rent, any amounts due for operating expenses and real estate taxes, and, if applicable, rent due as a percentage of sales receipts) and all other sums payable by you under the Lease directly to the following address:

Lockbox	Overnight to Lockbox
DEPOSITORY TO PROVIDE	DEPOSITORY TO PROVIDE

OR BANK WIRE TRANSFER AS FOLLOWS:

Wells Fargo Bank, N.A. San Francisco, California ABA#: 121000248 Account#: [ ] Account Name: [ ] Loan #: [ ]

You are to continue making all payments due under the Lease as directed in this letter until you receive written instructions to do otherwise from Wells Fargo Bank, National Association (together with its successors and assigns, “Lender”).

These payment instructions are provided to you pursuant to a deposit account arrangement between your landlord and Lender. Please note that Lender is neither a mortgagee-in-possession nor a receiver of rents, and Lender has not assumed any obligations of your landlord under the Lease. Therefore, you should continue to send all communications regarding the Lease or landlord issues in the manner specified in your Lease and not to Lender. Lender has no obligation with respect to any such notice, and notice to Lender will not be deemed effective notice to your landlord under the Lease.

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2

Very truly yours,

BORROWER:

,
a

By:
Name:
Title:

Acknowledged and Agreed to:

TENANT:

,
a

By:
Name:
Title:

3

EXHIBIT B

BORROWER ACCOUNT FOR DISBURSEMENTS

Any disbursement from the Deposit Account for the Courtyard Property, or otherwise with respect to the Courtyard Property, shall be made to:

Wells Fargo Bank, N.A. San Francisco, California ABA#: 121000248 Account#: [ ] Account Name: [ ]

Any disbursement from the Deposit Account for the Hotel Indigo Property, or otherwise with respect to the Hotel Indigo Property, shall be made to:

Wells Fargo Bank, N.A. San Francisco, California ABA#: 121000248 Account#: [ ] Account Name: [ ]

Any disbursement from the Deposit Account for the SpringHill Suites Property, or otherwise with respect to the SpringHill Suites Property, shall be made to:

Wells Fargo Bank, N.A. San Francisco, California ABA#: 121000248 Account#: [ ] Account Name: [ ]

EXHIBIT C

Form of Credit Card Bank Payment Direction Letter

[BORROWER LETTERHEAD]

[Date]

[Addressee]

Re:    Payment Direction Letter for                                  (the “Property”)

 Loan No.

Dear [            ]:

[                                         ] (the “Owner”), the owner of the Property has mortgaged the Property to Wells Fargo Bank, National Association (together with its successors and assigns, the “Lender”) and Owner has agreed that all receipts received with respect to the Property will be paid directly to a bank selected by the Lender. Therefore, from and after [DATE], please remit all credit card receipts cleared by you and due to the Owner [under that certain [REFERENCE AGREEMENT], dated [            ], [        ] (the “Agreement”) between the Owner and you by transfer of such amounts by the ACH system or wire transfer to the following account:

Wells Fargo Bank, N.A.

San Francisco, California

ABA#: 121000248

Account#: [                    ]

Account Name: [                    ]

Loan #: [                    ]

These payment instructions cannot be withdrawn or modified without the prior written consent of the Lender or its designee, or pursuant to a joint written instruction from Owner and the Lender or its designee. Until you receive written instructions from the Lender or its designee, continue to send all payments due under the Agreement to Wells Fargo Bank, National Association (“Bank”). All payments due under the Agreement shall be remitted to Bank no later than the day on which such amounts are due.

If you have any questions concerning this letter, please contact [            ] at [            ]. We appreciate your cooperation in this matter.

[NO FURTHER TEXT ON THIS PAGE]

Very truly yours,

BORROWER:

,
a

By:
Name:
Title:

EXHIBIT D

Form of Credit Card Company Payment Direction Letter

[BORROWER LETTERHEAD]

[Date]

[Addressee]

Re:    Payment Direction Letter for                      (the “Property”)

 Loan No.

Dear [            ]:

                     (the “Owner”), the owner of the Property has mortgaged the Property to Wells Fargo Bank, National Association (together with its successors and assigns, “Lender”) and the Owner has agreed that all receipts received with respect to the Property will be paid directly to a bank selected by the Lender. Therefore, from and after [DATE], please remit all payments due to the Owner under that certain [REFERENCE AGREEMENT], dated [        ], [        ] (the “Agreement”) between the [Owner] [Lessee] [Manager] and you, as follows:

Wells Fargo Bank, N.A.

San Francisco, California

ABA#: 121000248

Account#: [                    ]

Account Name: [                    ]

Loan #: [                    ]

These payment instructions cannot be withdrawn or modified without the prior written consent of the Lender or its designee, or pursuant to a joint written instruction from the Owner and the Lender or its designee. Until you receive written instructions from the Lender or its designee, continue to send all payments due under the Agreement to Wells Fargo Bank, National Association (“Bank”) pursuant to the terms hereof. All payments due under the Agreement shall be remitted to Bank no later than the day on which such amounts are due.

If you have any questions concerning this letter, please contact [        ] at [        ]. We appreciate your cooperation in this matter.

[NO FURTHER TEXT ON THIS PAGE]

2

Very truly yours,

BORROWER:

,
a

By:
Name:
Title: